   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         NEWPORT NEWS SHIPBUILDING INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                           ISSUER: 74-1541566
    (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                             4101 WASHINGTON AVENUE
                          NEWPORT NEWS, VIRGINIA 23607
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

  NEWPORT NEWS SHIPBUILDING INC.401(K) INVESTMENT PLAN FOR SALARIED EMPLOYEES
                                      AND
  NEWPORT NEWS SHIPBUILDINGSAVINGS (401(K)) PLAN FOR UNION ELIGIBLE EMPLOYEES
                           (FULL TITLE OF THE PLANS)

                              STEPHEN B. CLARKSON
                          VICE PRESIDENT AND SECRETARY
                         NEWPORT NEWS SHIPBUILDING INC.
                             4101 WASHINGTON AVENUE
                          NEWPORT NEWS, VIRGINIA 23607
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                           TELEPHONE: (757) 380-2000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED        PROPOSED
                                            MAXIMUM        MAXIMUM
  TITLE OF SECURITIES     AMOUNT TO BE     OFFERING       AGGREGATE       AMOUNT OF
   TO BE REGISTERED        REGISTERED   PRICE PER SHARE OFFERING PRICE REGISTRATION FEE
---------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share
 (including associated
 Rights)...............  450,000 shares    $16.0625*     $7,228,125*       $2,191*
---------------------------------------------------------------------------------------

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* Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based on the average of the high and low prices reported on the New York Stock Exchange on February 25, 1997.

  In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  This Registration Statement covers 450,000 additional shares of Common Stock, par value $.01 per share (including associated rights) (the "Common Stock") of Newport News Shipbuilding Inc. (the "Company"), issuable pursuant to the Newport News Shipbuilding Inc. 401(k) Investment Plan for Salaried Employees (the "Plan"). The Company previously registered the issuance of (i) 1,250,000 shares of Common Stock in connection with the Plan and (ii) 30,000 shares of Common Stock in connection with the Newport News Shipbuilding Savings (401(k)) Plan for Union Eligible Employees (collectively, the "Plans") on its Registration Statement on Form S-8 (Registration No. 333-17447) as filed with the Securities and Exchange Commission on December 6, 1996. The contents of Registration Statement No. 333-17447 are incorporated by reference herein.

  Pursuant to Rule 429, the Prospectus related to shares of Common Stock registered pursuant to this Registration Statement also relates to the 1,280,000 shares of Common Stock registered pursuant to Registration Statement No. 333-17447.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

    (a) The Company's Registration Statement on Form 10 (Registration No. 1-12385), as amended.

    (b) The Company's Quarterly Report on Form 10-Q (File No. 1-9864) for the quarter ended September 30, 1996.

    (c) The Company's Current Reports on Form 8-K dated: (i) December 11, 1996, as amended, (ii) February 5, 1997 and (iii) February 27, 1997.

    (d) The Annual Report for the Newport News Shipbuilding Savings (401(k)) Plan for Eligible Union Employees on Form 11-K for the fiscal year ended December 31, 1995, filed with the Commission by Tenneco Inc. (File No. 1-
  9864).

  Additionally incorporated by reference into this Registration Statement is the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285).

  In addition to the foregoing, all documents subsequently filed by (i) the Company or (ii) the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Certain legal matters regarding shares of Common Stock offered hereby will be passed upon for the Company by Stephen B. Clarkson, Vice President and General Counsel of the Company. Mr. Clarkson beneficially owns 22,522 shares of Company Common Stock.

ITEM 8. EXHIBITS.

  The following exhibits are filed as part of this Registration Statement:

  *4.1    --Restated Certificate of Incorporation of the Company dated as of December 11,
           1996.
  *4.2    --Amended and Restated By-laws of the Company dated as of December 11, 1996.
   4.3    --Rights Agreement dated as of December 11, 1996 between Newport News
           Shipbuilding Inc. and First Chicago Trust Company of New York, as Rights Agent.
   5      --Opinion of Stephen B. Clarkson, Esq. regarding Common Stock.
  23.1    --Consent of Stephen B. Clarkson, Esq. (included in Exhibit 5).
  23.2    --Consent of Arthur Andersen LLP, Independent Public Accountants.
  24.1    --Powers of Attorney (included on Newport News Shipbuilding Inc. Signature
           Page).

--------
*Incorporated herein by reference to the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285)

  The Company will submit or has submitted the Plans and hereby undertakes to submit any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify said Plans.

                                  SIGNATURES

THE REGISTRANT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEWPORT NEWS, STATE OF VIRGINIA, ON THIS 27TH DAY OF FEBRUARY, 1997.

                                          NEWPORT NEWS SHIPBUILDING INC.

                                                 /s/ William P. Fricks
                                          By___________________________________
                                                     William P. Fricks
                                               Chairman, President and Chief
                                                     Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                               POWER OF ATTORNEY

  Each of the undersigned, in his capacity as officer or director, or both as the case may be, of Newport News Shipbuilding Inc. does hereby appoint Stephen
B. Clarkson and David J. Anderson, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.

             SIGNATURE                             TITLE                    DATE
             ---------                             -----                    ----
      /s/ William P. Fricks
 --------------------------------------
          William P. Fricks            Chairman of the Board,
                                        President and Chief
                                        Executive Officer            February 27, 1997
      /s/ David J. Anderson
 --------------------------------------
          David J. Anderson            Senior Vice President and
                                        Chief Financial Officer      February 27, 1997
      /s/ Thomas J. Bradburn
 --------------------------------------
          Thomas J. Bradburn           Vice President--Finance and
                                        Corporate Controller         February 27, 1997
       /s/ Gerald L. Baliles           Director                      February 27, 1997
 --------------------------------------
        Hon. Gerald L. Baliles

                                       Director
 --------------------------------------
    Leon A. Edney, Admiral (Ret.)
      /s/ William R. Harvey            Director                      February 27, 1997
 --------------------------------------
        Dr. William R. Harvey
         /s/ Dana G. Mead              Director                      February 27, 1997
 --------------------------------------
             Dana G. Mead
       /s/ Joseph J. Sisco             Director                      February 27, 1997
 --------------------------------------
         Dr. Joseph J. Sisco
      /s/ Stephen R. Wilson            Director                      February 27, 1997
 --------------------------------------
          Stephen R. Wilson

                                   SIGNATURES

THE PLANS

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMMITTEE APPOINTED UNDER EACH OF NEWPORT NEWS SHIPBUILDING INC. 401(K) INVESTMENT PLAN FOR SALARIED EMPLOYEES AND NEWPORT NEWS SHIPBUILDING SAVINGS (401(K)) PLAN FOR UNION ELIGIBLE EMPLOYEES HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEWPORT NEWS, STATE OF VIRGINIA, ON THIS 27TH DAY OF FEBRUARY, 1997.

                                          NEWPORT NEWS SHIPBUILDING INC.
                                           401(k) INVESTMENT PLAN FOR SALARIED
                                           EMPLOYEES

                                          NEWPORT NEWS SHIPBUILDING SAVINGS
                                           (401(k)) PLAN FOR UNION ELIGIBLE
                                           EMPLOYEES


                                            /s/ Alfred Little, Jr.
                                          By___________________________________
                                            Alfred Little, Jr.
                                            Vice President--Human Resources of
                                             Newport News Shipbuilding Inc.

                                 EXHIBIT INDEX

 XHIBITE
 NUMBER                                        DESCRIPTION
-------                                        -----------
  *4.1    --Restated Certificate of Incorporation of the Company dated as of December 11,
           1996.
  *4.2    --Amended and Restated By-laws of the Company dated as of December 11, 1996.
   4.3    --Rights Agreement dated as of December 11, 1996 between Newport News Shipbuilding
           Inc. and First Chicago Trust Company of New York, as Rights Agent.
   5      --Opinion of Stephen B. Clarkson, Esq. regarding Common Stock.
  23.1    --Consent of Stephen B. Clarkson, Esq. (included in Exhibit 5).
  23.2    --Consent of Arthur Andersen LLP, Independent Public Accountants.
  24.1    --Powers of Attorney (included on Signature Page).

--------
*Incorporated herein by reference to the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285)